Exhibit 4.23

EIGHTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 27, 2006

This EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is by and among FRESH DEL MONTE PRODUCE INC., a Cayman Island company (“Fresh Produce”), DEL MONTE FRESH PRODUCE N.A., INC., a Florida corporation (“Fresh N.A.”), DEL MONTE FRESH PRODUCE INTERNATIONAL, INC., a Liberian corporation (“Fresh International”), FRESH DEL MONTE SHIP HOLDINGS LTD., a Cayman Island company (“Ship Holdings”), DEL MONTE B.V. (f/k/a Del Monte Fresh Produce B.V.), a Netherlands corporation (“DMBV”), DEL MONTE FRESH PRODUCE (UK) LTD., an English limited company (“Fresh U.K.”). DEL MONTE FOODS INTERNATIONAL LIMITED, an English limited company (“Foods International”), DEL MONTE INTERNATIONAL INC., a Panama corporation (“Del Monte International”), and DEL MONTE EUROPE LIMITED, an English limited company (“Del Monte Europe”) (Fresh Produce, Fresh N.A., Fresh International, Ship Holdings, DMBV, Fresh U.K., Foods International, Del Monte International and Del Monte Europe are referred to herein collectively as the “Borrowers” and each individually as a “Borrower”); the entities identified as “Guarantors” on the signature pages hereof (each a “Guarantor” and collectively, the “Guarantors”); the banks and other lending institutions listed on the signature pages hereof as Lenders (the “Lenders”); and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH (“Rabobank”), as administrative agent for the Lenders (the “Administrative Agent”).

PRELIMINARY STATEMENTS:

WHEREAS:

(1) The Borrowers, the Administrative Agent, the Guarantors and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 21, 2003, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of January 27, 2004, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of June 24, 2004, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of November 10, 2004, as further amended by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of June 15, 2005, as further amended by Mat certain Fifth Amendment to Amended and Restated Credit Agreement dated as of February 14, 2006, as further amended by that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of March 24, 2006 and as further amended by that certain Seventh Amendment and Waiver to Amended and Restated Credit Agreement dates as of May 10 2006 (as may be further amended, restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”).

(2) The Borrowers have requested that certain terms and conditions of the Credit Agreement be amended and the Administrative Agent and the Lenders have agreed to the requested amendments, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement, and further agree as follows:

Section 1. Amendments.

1.1 Amendments to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement, Certain Defined Terms, is hereby amended and modified by adding the following definitions in the appropriate alphabetical order (in the case of any new definition) and amending and restating in their entirety the following definitions (in the case of any definition already included in Section 1.1 of the Credit Agreement):

“Applicable Margin” means for any Borrower on any date of determination, (a) with respect to an Incremental Term Loan (other than the Tranche No. 1 Incremental Term Loans), the applicable interest rate percentage governing such Tranche of Incremental Term Loans as set forth in the related Notice of Incremental Term Loan Borrowing, and (b) with respect to Revolving Advances and the Tranche No. 1 Incremental Term Loans, the applicable percentage indicated below which corresponds to the Leverage Ratio of Fresh Produce indicated below.

Level	Leverage Ratio	Applicable Margin for LIBO Rate Advances	Applicable Margin for Base Rate Advances	Applicable Margin for Unused Revolving Commitment
1	Greater than or equal to 4.50 to 1.00	2.500%	1.250%	0.500%
2	Less than 4.50 to 1.00, but greater than or equal to 4.00 to 1.00	2.250%	1.000%	0.450%
3	Less than 4.00 to 1 .00, but greater than or equal to 3.50 to 1.00	2.000%	0.750%	0.400%
4	Less than 3.50 to 1.00, but greater than or equal to 3.00 to 1.00	1.750%	0.500%	0.350%

Level	Leverage Ratio	Applicable Margin for LIBO Rate Advances	Applicable Margin for Base Rate Advances	Applicable Margin for Unused Revolving Commitment
5	Less than 3.00 to 1.00, but greater than or equal to 2.50 to 1.00	1.500%	0.250%	0.350%
6	Less than 2.50 to 1.00, but greater than or equal to 2.00 to 1.00	1.250%	0.000%	0.300%
7	Less than 2.00 to 1.00, but greater than or equal to 1.50 to 1.00	1.000%	0.000%	0.300%
8	Less than 1.50 to 1.00, but greater than or equal to 1.00 to 1.00	0.875%	0.000%	0.250%
9	Less than 1.00 to 1.00, but greater than or equal to 0.50 to 1.00	0.750%	0.000%	0.200%
10	Less than 0.50 to 1.00	0.625%	0.000%	0.175%

The Applicable Margin for each Revolving Advance and the Tranche No. 1 Incremental Term Loans shall be determined by reference to the Leverage Ratio in effect from time to time at the end of each fiscal quarter based on the financial statements for the most recently ended fiscal quarter and the three immediately preceding completed fiscal quarters; provided, however, that (a) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.16(b) and (c), as the case may be, and a certificate of the Chief Financial Officer of Fresh Produce demonstrating such Leverage Ratio, attaching thereto a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by Fresh Produce in determining such Leverage Ratio, (b) the Applicable Margin shall be the highest interest rate margin set forth above with respect to the applicable Revolving Advances and Unused Revolving Commitment, respectively, if Fresh Produce has not submitted to the Administrative Agent the information described in clause (a) of this proviso as and when required under Section 5.16(b) or (c), as the case may be, for so long as such information has not been received by the Administrative Agent, and (c) commencing on December 27, 2006, until the date which is three Business Days after the date on which the Administrative Agent receives audited financial statements pursuant to Section 5.16(c) and a certificate of the Chief Financial Officer of Fresh Produce demonstrating the Leverage Ratio for the fiscal year of Fresh Produce ending December 29, 2006, the Applicable Margins shall be the highest level set forth in the grid above. In the event that the information contained in any financial statements delivered during fiscal year 2006 or thereafter pursuant to Section 5.16(b) or (c), as the case may be, or the accompanying certificate of the Chief Financial Officer of Fresh Produce demonstrating such Leverage Ratio, is shown to be inaccurate (other than inaccuracies resulting from subsequent changes in accounting principles which were correctly applied at the time such certificate and financial statements were prepared), and such inaccuracy, if corrected, would have led to the application of higher Applicable Margins for any period (an “Applicable Period”) than the Applicable Margins actually applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Administrative Agent and Lenders a correct certificate of the Chief Financial Officer of Fresh Produce demonstrating the revised Leverage Ratio for such Applicable Period, (ii) the Applicable Margins shall be determined as if such higher level set forth in the grid that was in effect for such Applicable Period were applicable for such Applicable Period, and (iii) Borrowers shall immediately deliver to the Administrative Agent full payment in respect of the accrued additional interest on the applicable Loans as a result of such increased Applicable Margins for such Applicable Period, which payment shall be applied by the Administrative Agent in accordance with this Agreement.

“Applicable Period” has the meaning specified in the definition of “Applicable Margin” set forth in Section 1.1.

“May 2006 Notice of Incremental Term Loan Borrowing” means that Notice of Incremental Term Loan Borrowing dated May 9, 2006, delivered by the Borrowers to the Administrative Agent.

“Tranche No. 1 Incremental Term Loans” means the $150,000,000 of Incremental Term Loans borrowed on May 10, 2006, pursuant to the May 2006 Notice of Incremental Term Loan Borrowing.

1.2 Amendment to Section 6.15(a). Section 6.15(a) of the Credit Agreement, Maximum Leverage Ratio, is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

“(a) Maximum Leverage Ratio. Fresh Produce and its Subsidiaries on a Consolidated basis shall maintain as of the end of each fiscal quarter of Fresh Produce a Leverage Ratio for such fiscal quarter and the three immediately preceding completed fiscal quarters of Fresh Produce of not more than the amount set forth in the following table for the applicable fiscal quarter period set forth opposite thereto:

Applicable Ratio	Fiscal Quarters Ending
5.25 to 1.00	December 2006
5.25 to 1.00	March 2007
4.50 to 1.00	June 2007
4.25 to 1.00	September 2007
4.00 to 1.00	December 2007
3.50 to 1.00	March 2008 and each fiscal quarter thereafter

1.3 Amendment to Section 6.15(d). Section 6.15(d) of the Credit Agreement, Capital Expenditures, is hereby amended by deleting such Section in its entirety and substituting the following in lieu thereof:

“(d) Capital Expenditures. Fresh Produce and its Subsidiaries on a Consolidated basis shall not make Capital Expenditures that exceed (i) in the case of the fiscal year ending December 2006, $165,000,000, (ii) in the case of the fiscal year ending December 2007 and each fiscal year ending thereafter, $125,000,000.”

Section 2. Amendment to May 2006 Notice of Incremental Term Loan Borrowing. Notwithstanding anything to the contrary set forth in clause 3 of, or Annex I to, the May 2006 Notice of Incremental Term Loan Borrowing or in any applicable Note relating thereto, the Borrowers, the Guarantors and all Lenders acknowledge and agree that the Tranche No. 1 Incremental Term Loans shall, as of the effective date of this Amendment, accrue interest at the per annum rates set forth in the definition of Applicable Margin (as amended hereby).

Section 3. Representations and Warranties. Each Borrower and Guarantor represents and warrants as follows:

(a) The execution, delivery and performance by such Loan Party of this Amendment and the other transactions contemplated hereby, are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party’s charter or bylaws; (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and any similar statute), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award; (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties; or (iv) except for the Liens created under the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

(b) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment and each other Loan Document contemplated hereby to which it is or is to be a party, or for the consummation of the transactions contemplated hereby.

(c) This Amendment and each other document required to be delivered by a Loan Party hereunder have been duly executed and delivered by each Loan Party thereto, and constitute the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

(d) The representations and warranties contained in Article 4 of the Credit Agreement, and in each of the Loan Documents, are correct in all material respects on and as of the date hereof as though made on and as of such date, other than any such representations and warranties that, by their terms, expressly refer to an earlier date.

(e) No event has occurred and is continuing that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

Section 4. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall be effective as of the date first set forth above upon the satisfaction of the following conditions precedent in a manner acceptable to the Administrative Agent:

(a) The Borrowers shall have paid to the Administrative Agent, (i) on behalf of each Lender which delivers to the Administrative Agent its executed signature page to this Amendment on or before 5:00 p.m. (New York time) on December 27, 2006, a fee in an amount equal to (x) 0.10% multiplied by (y) such Lender’s Commitment, and (ii) on its behalf, such fees as may be due and owing under the terms of that certain fee letter dated as of the date hereof by the Borrowers in favor of the Administrative Agent (the “Eighth Amendment Fee Letter”).

(b) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i) this Amendment duly executed by the Borrowers, the Guarantors, the Administrative Agent, the Issuing Bank and the Required Lenders; and

(ii) the Eighth Amendment Fee Letter duly executed by the Borrowers and the Administrative Agent.

(c) The Administrative Agent shall have received such other documents, instruments, and information executed and/or delivered by the Borrowers as the Administrative Agent may reasonably request.

Section 5. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness of this Amendment as set forth in Section 4 hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in the Notes and the other Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and the May 2006 Notice of Incremental Term Loan Borrowing shall remain in full force and effect and are hereby ratified and confirmed in all respects.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

Section 6. Costs, Expenses and Taxes. The Borrowers agree, jointly and severally, to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto). In addition, the Borrowers agree, jointly and severally, to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

Section 7. Affirmation of Guaranty. By executing this Amendment, each Guarantor hereby acknowledges, consents and agrees that all of its obligations and liability under its Guaranty Agreement remain in full force and effect in relation to the Credit Agreement, as amended and modified by this Amendment, and that the execution and delivery of this Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify its obligations and liability under its Guaranty Agreement.

Section 8. Affirmation of Security Documents. By executing this Amendment, each Loan Party hereby reaffirms and confirms each Security Document to which it is a party, and its payment and performance obligations, contingent or otherwise, thereunder and hereby acknowledges that the rights granted thereby in favor of the Administrative Agent (for its benefit and the benefit of the Lenders) are in full force and effect. With respect to any Security Documents which are governed by English law, the reaffirmation, confirmation and acknowledgement in this Section shall be governed by English law, and shall be construed, interpreted, performed and enforced in accordance therewith.

Section 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of a signature page hereto by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be as effective as delivery of a manually executed counterpart hereof.

Section 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (except as otherwise set forth in Section 8).

Section 11. Final Agreement. This Amendment represents the final agreement between the Borrowers, the Administrative Agent and the Lenders as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Amendment shall constitute a Loan Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duty authorized, as of the date first above written.

BORROWERS:	FRESH DEL MONTE PRODUCE N.A., INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

DEL MONTE FRESH PRODUCE N.A., INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

DEL MONTE FRESH PRODUCE INTERNATIONAL, INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	Director

FRESH DEL MONTE SHIP HOLDINGS LTD.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

EIGHT AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

DEL MONTE B.V.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Attorney-In-Fact

DEL MONTE FRESH PRODUCE (UK) LTD.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

DEL MONTE FOODS INTERNATIONAL LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

DEL MONTE INTERNATIONAL INC.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director and Treasurer

DEL MONTE EUROPE LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

EIGHT AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

GUARANTORS:	DEL MONTE FRESH PRODUCE COMPANY

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

DEL MONTE FRESH PRODUCE (SOUTHWEST), INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

DEL MONTE FRESH PRODUCE (FLORIDA), INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

FRESH DEL MONTE PRODUCE (CANADA), INC.

	By:	/s/ John F. Inserra
	Name:	John F. Inserra
	Title:	EVP and CFO

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

DEL MONTE FRESH PRODUCE (SOUTHEAST), INC.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

DEL MONTE FRESH PRODUCE (WEST COAST), INC.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

DEL MONTE FRESH PRODUCE (TEXAS), INC.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

DEL MONTE FRESH PRODUCE (KANSAS CITY) INC.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

DEL MONTE FOODS EUROPE LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

EIGHT AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

DEL MONTE FOODS NORTHERN EUROPE LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

DEL MONTE FRESH PACKAGED PRODUCE (UK) LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

GLOBAL REEFER CARRIERS, LTD.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

FDM HOLDINGS LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

DEL MONTE B.V.I. LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

CORPORACION DE DESARROLLO AGRICOLA DEL MONTE S.A.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

COMPANIA DE DESARROLLO BANANERO DE GUATEMALA S.A.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Attorney-In-Fact

DEL MONTE FRESH PRODUCE (ASIA-PACIFIC) LIMITED

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

FRESH DEL MONTE PRODUCE N.V.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	EVP and CFO

WAFER LIMIT

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FRESH DEL MONTE JAPAN COMPANY LTD.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

DEL MONTE FRESH PRODUCE (CHILE) S.A.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Director

DEL MONTE FRESH PRODUCE BRASIL LTDA.

By:	/s/ John F. Inserra
Name:	John F. Inserra
Title:	Attorney-In-Fact

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT AND LENDERS:	COOPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent and a Lender

	By:	/s/ Betty H. Mills
	Name:	Betty H. Mills
	Title:	Executive Director

	By:	/s/ Brett Delfino
	Name:	Brett Delfino
	Title:	Executive Director

AGFIRST FARM CREDIT BANK, as a Lender

	By:	/s/ Michael Mancini
	Name:	Michael Mancini
	Title:	Vice President

HARRIS N.A., as a Lender

	By:	/s/ Shane Koonce
	Name:	Shane Koonce
	Title:	Vice President

SUNTRUST BANK, as a Lender

	By:	/s/ Hughe E. Brown
	Name:	Hughe E. Brown
	Title:	Director

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FARM CREDIT SERVICES OF MID-AMERICA, PCA, as a Lender

By:	/s/ Ralph M. Bowman
Name:	Ralph M. Bowman
Title:	Vice President

ING CAPITAL LLC, as a Lender

By:	/s/ Lian A. Garcia
Name:	Lian A. Garcia
Title:	Vice President

U.S. AGBANK, FCB, as a Lender

By:	/s/ Travis W. Ball
Name:	Travis W. Ball
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mark A. Reinert
Name:	Mark A. Reinert
Title:	Vice President

BANK OF AMERICA, N. A., as a Lender

By:	/s/ Adam Kaplan
Name:	Adam Kaplan
Title:	Senior Vice President

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

COBANK, ACB, as a Lender

By:	/s/ Thomas N. Martin
Name:	Thomas N. Martin
Title:	Vice President

FARM CREDIT BANK OF TEXAS, as a Lender

By:	/s/ Isaac E. Bennett
Name:	Isaac E. Bennett
Title:	Vice President

FARM CREDIT WEST, PCA, as a Lender

By:	/s/ Ben Madonna
Name:	Ben Madonna
Title:	Asst. Vice President

GREENSTONE FARM CREDIT SERVICES ACA/FCLA, as a Lender

By:	/s/ Ben Mahlich
Name:	Ben Mahlich
Title:	AVP/ Lending Officer

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:
Name:
Title:

EIGHT AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Anthony D. Braxton
Name:	Anthony D. Braxton
Title:	Director

1ST FARM CREDIT SERVICES, PCA, as a Lender

By:	/s/ Dale A. Richardson
Name:	DALE A. RICHARDSON
Title:	VP Illinois Capital Markets Group

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Robert P. Carswell
Name:	Robert P. Carswell
Title:	Vice President

NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as a Lender

By:	/s/ Martin Lunder
Name:	Martin Lunder
Title:	Senior Vice President

By:	/s/ Martin Kham
Name:	Martin Kham
Title:	Vice President

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AMERICAN AGCREDIT, PCA, as a Lender

By:	/s/ Gary Van Schuyver
Name:	Gary Van Schuyver
Title:	Vice President

FARM CREDIT SERVICES OF AMERICA, PCA, as a Lender

By:	/s/ Bruce Rouse
Name:	Bruce Rouse
Title:	Vice President

FARM CREDIT SERVICES OF MINNESOTA VALLEY, PCA d/b/a/ FCS COMMERCIAL FINANCE GROUP, as a Lender

By:	/s/ Lisa Caswell
Name:	Lisa Caswell
Title:	Commercial Loan Officer

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Clay Jackson
Name:	Clay Jackson
Title:	Managing Director

By:	/s/ M.A.N. Van Lacom
Name:	M.A.N. Van Lacom
Title:

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

LASALLE BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Rosalie C. Hassley
Name:	Rosalie C. Hassley
Title:	First Vice President

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

REGIONS BANK, as a Lender

By:	/s/ Lance Aylsworth
Name:	Lance Aylsworth
Title:	VP

EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT